Exhibit 14.1

CENTRAL PACIFIC FINANCIAL CORP.

CODE OF CONDUCT & ETHICS

(Adopted by the Board of Directors, January 25, 2006)

I.                                         DEFINITIONS OF TERMS USED HEREIN

The following terms used in this document have the following meanings:

A.            “agent(s)” means accountants, attorneys, auditors or other agents of the company.

B.            “Bank” means Central Pacific Bank.

C.            “Code” means this Code of Conduct & Ethics.

D.            “company” means Central Pacific Financial Corp. and all of its subsidiaries and affiliates, both collectively and individually.

E.             “customer(s)” means and includes every prior, present and future customer of the company.

F.             “family” means and includes you and your spouse or reciprocal beneficiary or live-in companion, and you and your spouse’s or reciprocal beneficiary’s or live-in companion’s children, parents, siblings, grandparents, uncles, aunts, nephews, nieces and cousins.

G.            “immediate family” means and includes you and your spouse or reciprocal beneficiary, and you and your spouse’s or reciprocal beneficiary’s children, parents, siblings, and anyone residing in your residence.

H.            “you”, “your”, “we”, “us” and “our” means and includes all employees, officers and directors of the company.

I.              “vendor(s)” means and includes any vendor, contractor, supplier, consultant, or other third party provider of goods or services to the company.

II.            PURPOSE

The purpose of this Code is to provide standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all employees, officers and directors of the company, and thereby ensure the preservation of the highest public trust and confidence in the company and the maintenance of the company’s reputation for honesty, integrity and high ethical standards.

As a public institution, the community and our customers expect us not only to provide quality banking services and to serve our community well, but also to conduct company business in a lawful and ethical manner. Thus, the company expects you to act honestly and with integrity, and to use sound discretion and good judgment, in all of your activities and actions on behalf of the company, and to adhere to this Code. If you fail to adhere to this Code, you may be subject to discipline, demotion and/or dismissal, at the discretion of the company. In addition, certain conduct in violation of this Code could also be in violation of law and subject the violator to civil and/or criminal prosecution.

This Code shall not constitute nor be deemed to constitute a contract of employment.

III.           APPLICABILITY

This policy shall apply to and guide the conduct of all employees, officers and directors of the company. As and where applicable and practicable, the provisions of this policy also extends to and should be enforced with respect to all agents and vendors. In addition, an employee, officer, or director must not indirectly, through another (e.g. family member, family business, friend, etc.) perform any act that this Code prohibits or restricts the employee, officer or director from performing.

IV.           CONFLICTS OF INTEREST

You must avoid any conflict of interest, the appearance of any conflict of interest, or any breach of fiduciary duty. Any activity or practice that conflicts with or appears to conflict with, the best interests of the company or its customers, or constitutes a breach of fiduciary duty, is prohibited. In assessing whether a conflict of interest or appearance of conflict of interest exists, of relevance would be the extent to which an employee’s/officer’s/director’s activities, actions, interactions, relationships, pursuits or interests may make it difficult for that person to perform his or her work for the company in an objective, effective, proper and loyal manner. It should be noted that not every direct or indirect connection between the company and an employee’s/officer’s/director’s social, community, charitable, professional, business or other ties or relationships will rise to the level of and constitute a conflict of interest.

If a situation involving a conflict of interest, appearance of a conflict of interest, or any breach of fiduciary duty does arise, it must be timely reported to the company’s Chief Executive Officer and the company’s Board of Directors.

If you are uncertain as to whether a conflict of interest, appearance of conflict of interest, or breach of fiduciary duty, exists, or should you have a question on the proper course of action in a particular situation, you should contact the company’s General Counsel for guidance. If the company’s General Counsel is not available, contact any of the following: your supervisor or anyone else in your chain of command, the company’s Human Resources Division, the company’s compliance division, or the company’s President. If you believe your issue has not been properly addressed, then you should raise it with another contact. The company prohibits retaliation against any person for raising legitimate concerns or questions regarding ethics, conflicts of interests, or for reporting suspected violations.

The company has no desire to interfere with your outside interests as long as those interests do not interfere and/or are not in direct conflict with your job or position with the company.

The following is a description of some of the activities and practices which you are prohibited from engaging in, due to an actual or potential conflict of interest, or breach of fiduciary duty. This description is merely representative in nature and does not set forth all possible prohibited situations.

A.                                   General.

You must not engage, directly or indirectly, in any activity or practice which conflicts with or appears to conflict with the business, operations, activities or interests of the company.

You must not engage, directly or indirectly, in any conduct which is disloyal, disruptive, competitive, or damaging to the company.

B.                                     Lending.

You must avoid any involvement in any credit approval process where the credit being considered by the company will directly or indirectly benefit you or any member of your family, or any entity in which you or any member of your family has an interest in, including without limitation, as a shareholder, director, officer, partner, member, manager, trustee or controlling party. The foregoing includes, without limitation, loans, overdrafts, immediate credit of funds and any other form of credit to an account.

You may not represent the company or otherwise be involved in or influence any company extension of credit or any other company product or service extended to you, any of your family, any of your business associates, or to any other person or entity in which you have a financial or other interest.

Officers and directors of the company must fully disclose to the company’s board of directors, for its consideration and approval under this Code, any financial, business or personal involvement, direct or indirect, with any extension of credit being made by the company, to include, without limitation, loans made to business trusts, business associates, insiders (e.g. officers and directors) of other banks with whom such officer or director has any form of a business arrangement.

You must not borrow from a customer (financial, banking and other lending institution customers excluded), agent or vendor, or loan any of your personal funds to a customer, agent or vendor, unless they are members of your family and the borrowing or loan has no relation to the company.

You may not be involved in any approval process related to any real estate projects, business ventures, or other investments financed by the company, in which you have a financial interest or other personal involvement.

Borrowing from other financial institutions and lending to officers of other financial institutions must be at arm’s length and free of any favoritism or reciprocity regarding repayment terms, interest rates, or other conditions, and must be in accordance with all applicable laws and regulations, including without limitation, Regulation O as described in Section XXI herein.

C.            Transactions.

You must not process any transaction on your own company account or on the company accounts of any of your family.

You must not represent the company in any transaction where your personal interests may or do conflict with the interests of the company. You must not represent the company in any transaction where you have a material connection or a personal, financial, business or other interest, such as, for example, but not limited to, transactions with the company which involve your relatives, close personal friends or family members, or where you are involved as an individual, partner, officer, director, owner, investor or joint venturer.

All transactions involving the buying, selling or leasing of property, assets or services to or from the company must be at arm’s length, and in the best interests of the company.

D.            Gifts.

You and members of your immediate family must not accept from customers, agents, vendors, or any others doing business with or seeking to do business with the company, any gifts, fees, free travel, lodging, entertainment, favors or other special accommodations that exceed a reasonable value given the circumstances or as otherwise prohibited by this Code. You should contact the company’s General Counsel for guidance if you are unsure as to the reasonableness in value of any item or thing. The foregoing gifts and other items may be accepted where non-acceptance may result in a damaged customer relationship, provided acceptance of the gift or other item is not in violation of any law or regulation, including without limitation, the Bank Bribery Law as described in Section V herein.

You must not borrow anything of value, or accept any form of employment or personal compensation or payment, from a customer, agent or vendor, except as permitted by this Code.

Acceptance from any customer, agent or vendor (other than a member of your family), of a bequest, legacy, benefit or interest in property under a will or trust must be disclosed to the company’s executive management committee or its designee, and must not otherwise be in violation of this Code.

Officers and employees of the company must not serve personally as a personal representative, trustee, guardian, custodian or other fiduciary, of a customer or a customer’s estate, trust or property, unless the customer is a family member, or you receive approval by the company’s executive management committee or its designee.

You may not sell anything to a customer at a value in excess of its worth, nor may you purchase anything from a customer at a price below its worth. Acceptance of discounts or rebates on merchandise or services is permitted only if they are also made available by the customer to its own customers.

For further restrictions and conditions on accepting gifts, see the discussion of the Bank Bribery Law in Section V herein.

E.             Outside Affiliations.

Employees and officers are expected to devote their full attention to their work with the company, both during their regular work hours and during any additional time required. The company has no desire to interfere with your outside interests as long as those interests do not interfere with your putting forth your best efforts in your job and provided it is not in conflict with your job and the company’s policies and interests.

Employees and officers who wish to serve, with or without compensation, in any capacity other than a mere membership capacity (e.g. director, officer, employee, partner, trustee, consultant, adviser, etc.) in any other business, civic or governmental organization, must disclose such affiliation to the company’s executive management committee or its designee, which disclosure must be accompanied by any such additional information as required by the executive management committee or its designee.

Directors are expected to regularly attend board and committee meetings and to devote as much time and attention as is necessary for them to fulfill their fiduciary duties and other obligations and responsibilities to the company. The company has no desire to interfere with a directory’s outside business or other interests as long as those interests do not unduly conflict with their duties, obligations and responsibilities to the company. Directors are expected to use sound judgment when dealing with personnel of the company so as not to conflict with executive management’s duties, obligations and responsibilities to the company.

Directors who wish to serve, with or without compensation, in any capacity other than a mere membership capacity (e.g. director, officer, employee, partner, trustee, consultant, adviser, etc.) in any other business, civic or governmental organization, must disclose such affiliation to the company’s executive management committee or its designee, which disclosure must be accompanied by any such additional information as required by the executive management committee or its designee.

In no event will any outside affiliation be permitted if such affiliation is prohibited by law, regulation, or this Code.

F.             Employment of Family Members.

The company may refuse to hire your family members, if, in the company’s discretion, such hiring may create an actual or potential conflict of interest or other business problem. Nothing stated herein is intended to limit or restrict the company’s right to not hire any person for any reason, except to the extent prohibited by law.

You may not, either directly or indirectly, supervise or be supervised by one of your family members, nor may family members work within the same business unit, except and unless where approved by the company’s executive management committee or its designee.

G.                                     Other.

Additional conflict of interest restrictions and prohibitions are contained within various of the other sections which follow.

V.                                    BANK BRIBERY LAW

A.                                   General Prohibition. The federal bank bribery law (18 U.S.C. 215), as amended, prohibits you or any agent from:

(i)                                     Soliciting for yourself or for a third party (other than the company) anything of value from anyone in return for any business, service or confidential information of the company.

(ii)                                  Accepting anything of value (other than bona fide salary, wages, fees, or other compensation paid, or expenses paid or reimbursed, in the usual course of business of the company) from anyone in connection with the business of the company, either before or after a transaction is discussed or consummated.

The bank bribery law prohibits gifts or anything else of value being given, offered, promised, solicited, demanded, accepted, or agreed to be accepted, corruptly and with the intent to influence or be influenced. You can never be certain as to another’s intention in offering or making a gift or anything of value to you. Nor can you know how a court would later judge your own intentions. Thus, even when permitted under this Code or by the bank bribery law, you should exercise great caution in accepting a gift or anything else of value. In no circumstances whatsoever should you accept a gift or anything of value if that places you under a feeling of obligation.

B.                                     Exceptions. The following are exceptions to the above general prohibitions. These exceptions set forth instances in which you or an agent may accept something of reasonable value from a customer, or one doing or seeking to do business with the company, provided it is clear from the circumstances that the giver is not trying to corruptly influence a company transaction. Acceptance of something of reasonable value in these instances is permitted due to the minimal risk of a corrupting influence. However, as earlier stated, even when permissible, you should exercise great caution in accepting any gift or anything else of value, as gifts of even nominal value could create the perception of impropriety and undue influence. The exceptions are:

(i)                                     Gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between you and your parents, children or spouse or an agent and his/her parents, children or spouse) where the circumstances make it clear that it is those relationships rather than the business of the company which are the motivating factors.

(ii)           Meals, refreshments, entertainment, accommodations or travel arrangements, of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the company as a reasonable business expense if not paid for by another party.

(iii)          Loans from other financial institutions on customary terms to finance proper and usual activities of you or an agent, such as home mortgage loans, except where prohibited by law.

(iv)          Advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

(v)           Discounts or rebates on merchandise or services that do not exceed those available to other customers.

(vi)          Gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday or birthday.

(vii)         Civic, charitable, educational, or religious organization awards for recognition of service and accomplishment.

You should contact the company’s General Counsel for guidance if you are unsure as to the reasonableness in value of any item or thing.

Cash gifts are strictly prohibited under any circumstances.  However, a gift certificate not redeemable for cash is permissible provided it falls within one of the above listed exceptions.

On a case-by-case basis, the company’s executive management committee or its designee may approve of you or an agent accepting something of value not otherwise permitted herein, provided that it is in connection with company business, that a full written disclosure is made of all relevant facts (including, without limitation, the name and relationship of the individual or entity offering the thing of value, the nature and value of the thing of value, and the circumstances surrounding the offer), and that such approval be made in writing and be consistent with the bank bribery law and this Code.

C.                                     Reporting. If you or an agent are offered or receive something of value from a customer, or someone who does or seeks to do business with the company, beyond what is authorized in Subsection B above, you or the agent must disclose and report that fact in writing to the company’s board of directors or to any designated committee of the board. The company’s board or directors or its designated committee will review the report and determine the appropriate course of action consistent with the bank bribery law and this Code.

D.                                    Violations. Any person who violates the bank bribery law can be fined the greater of one million dollars ($1,000,000) or three (3) times the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted, and imprisoned up to thirty (30) years (felony offense), if the gift or thing of value is over $1,000. If the gift or thing of value is not over $1,000, the fine can be up to one thousand dollars ($1,000) and such violator can imprisoned up to one (1) year (misdemeanor offense).

VI.           OUTSIDE COMPENSATION

When you are representing the company or when you are conducting business on behalf of or for the company, you must not accept any compensation in any form from anyone other than the company, except as permitted by this Code.

Notwithstanding the foregoing, in connection with representing the company in any public or other event, you may, with prior company board of directors approval, receive an honorarium to cover expenses not reimbursed by the company.

VII.         CORPORATE OPPORTUNITIES

You are prohibited from the following:

(i)            You must not take for yourself personally (or for other third parties), opportunities that are discovered through the use of the company’s property or information or resulting from your position in and employment with the company.

(ii)           You must not use company property, information, or your position within the company, for your own personal gain or for the gain of any third-party.

(iii)          You must not compete with the company.

(iv)          You must not accept compensation in any form from any third-party when engaging in or arising from company business, except as permitted by this Code.

VIII.        HONESTY & INTEGRITY

Honesty on and off the job, and the company’s confidence in your trustworthiness and integrity, are absolute requirements. Dishonest acts can result in disciplinary action, up to termination and possible civil liability and criminal prosecution.

The policy of this company is to prosecute anyone, whether customers, agents, vendors, employees, officers or directors, who misappropriates or steals money, merchandise or property from the company, or who commits other dishonest or criminal acts or violations of law against or otherwise implicating the company.

You must report any suspected or actual dishonest or criminal acts or violations of law involving the company in accordance with the company’s Complaint Policy. Failure to do so may result in disciplinary action, up to termination. You are also required to fully cooperate in any investigation of dishonest or criminal acts or any violation of law, whether or not you are directly involved. Dishonesty, criminal acts or violations of law, or failure to fully cooperate in any company investigation of dishonesty, criminal acts or violations of law is considered serious misconduct that may result in disciplinary action, up to and including discharge.

IX.                                FISCAL RESPONSIBILITY

Your personal financial and business affairs reflects on the company’s integrity and soundness as a financial institution. Accordingly, you are required to manage and conduct your personal financial and business affairs in a safe and sound manner, to include without limitation, to pay all debts and honor all obligations as they become due.

X.                                    CIVIC AND POLITICAL ACTIVITIES

The company recognizes the importance of good citizenship and encourages constructive participation in civic activities. However, if your outside activities adversely affects your job, performance, duties and/or obligations with the company, or the company’s relations with its customers, the public or the government, you may be required, as a condition of continued employment and/or retention, to limit, curtail or forego such outside activities.

You are encouraged to support the political party of your choice. However, you are prohibited from making any gifts or contributions to, or for fundraising for or lobbying, any political committee, candidate, or party, in the name of or on behalf of the company, except as authorized by the company’s executive management committee or its designee, and as permitted by law.

You are prohibited from, on behalf of the company, endorsing any political candidate, without first obtaining the approval of the company’s executive management committee or its designee. In addition, you should exercise good judgment and discretion in participating in television, radio and other public announcements of support for political candidates. You must realize that your public support of political candidates may imply the company’s endorsement depending on your position held, and therefore, you should exercise discretion in such regard.

You must not, when acting in your own personal and private capacity, attribute any of your personal views or opinions to the company.

If you desire to seek election to a public office or accept appointment to a public commission or board, you must disclose same to the company’s executive management committee or its designee. Any public service must conform to the applicable requirements of this Code.. If you seek office or accept such an appointment you do so as a private individual and not as a representative of the company.

XI.                                INVESTMENTS & SECURITIES

You must not hold any investments or securities, that directly or indirectly create or may create a conflict of interest with your company duties.

Insider (e.g. nonpublic, confidential) information about the company or its customers must not be used for personal gain or for an improper purpose. Confidential information about bank customers that reflects favorably or adversely on the investment value of any business enterprise is insider information and shall not be used for personal investment advantage or provided to others for their investment advantage. Also, you may learn or become aware of information about the company, which if known to the public, might affect the decision of a reasonable investor. As such, you are prohibited from disclosing, using or sharing such information prior to its public disclosure. Notwithstanding the foregoing, you may disclose, use or share nonpublic information about the company or its customers, as permitted and authorized by this Code, the company, any company policy, in connection with your duties, responsibilities and obligations on behalf of the company, or for an authorized and legitimate company purpose, provided, however, that in no event are you allowed to disclose, use or share nonpublic information in violation of any law, rule or regulation.

Anyone making investments on behalf of the company is prohibited from taking advantage of the special circumstances, relationships and information associated with that duty.

All employees, officers, directors, and applicable agents, vendors, and other Insiders who receive Material Nonpublic Information must comply with the company’s Insider Trading Policy. The terms “Insiders” and “Material Nonpublic Information” are defined in said policy. All Insiders are prohibited from disclosing to any unauthorized party any nonpublic information acquired in the company or from misusing any Material Nonpublic Information in securities trading. In addition, no director, officer, employee, agent, or vendor of the company, and no member of any of their immediate family, shall engage in any transaction involving a purchase or sale of the company’s securities, including an offer to purchase or an offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the company, and ending on the close of business on the second trading day following the date of public disclosure of that information, or at such time as such information is no longer material. Further, no Insider shall disclose Material Nonpublic Information (commonly referred to as “tipping”) to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the company’s securities. Nonpublic information relating to the company is the property of the company and the unauthorized disclosure of such information is forbidden. Further, all officers, directors, and employees should ensure that any trades of the company’s securities which they intend to make and/or do make, are cleared in advance (if required), are conducted during a permitted trading window, and are otherwise performed in accordance with the company’s trading guidelines. Refer to the company’s Insider Trading Policy for additional restrictions on trading or otherwise transacting in any of the company’s securities. Violations of the company’s Insider Trading Policy may result in disciplinary action, up to and including termination, and could also constitute violations of law, thereby resulting in both criminal and civil liability.

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, except as otherwise permitted, it is against the law for any director or executive officer of an issuer (i.e. the bank’s holding company) of any equity security (other than an exempted security) to, directly or indirectly, purchase, sell, or otherwise acquire or transfer any equity security of the issuer (other than an exempted security) during any blackout period with respect to such equity security if such director or officer acquires such equity security in connection with his or her service or employment as a director or executive officer. Any profit realized by any such director or executive officer as a result of any foregoing violation of law shall inure to and be recoverable by the issuer, irrespective of any intention on the part of such director or executive officer in entering into the transaction. The term

“blackout period” means any period of more than 3 consecutive business days during which the ability of not fewer than 50 percent of the participants or beneficiaries under all individual account plans maintained by the issuer to purchase, sell, or otherwise acquire or transfer an interest in any equity of such issuer held in such an individual account plan is temporarily suspended by the issuer or by a fiduciary of the plan; and does not include a regularly scheduled period in which the participants and beneficiaries may not purchase, sell, or otherwise acquire or transfer an interest in any equity of such issuer if such period is incorporated into the individual account plan, and timely disclosed to employees before becoming participants under the individual account plan or as a subsequent amendment to the plan; and also does not include any suspension (“blackout period”) that is imposed solely in connection with persons becoming participants or beneficiaries, or ceasing to be participants or beneficiaries, in an individual account plan by reason of a corporate merger, acquisition, divestiture, or similar transaction involving the plan or plan sponsor. The term “individual account plan” is as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974. In any case in which a director or executive officer is subject to the requirements of this section in connection with a blackout period (as defined above) with respect to any equity securities, the issuer of such equity securities shall timely notify such director or officer and the Securities and Exchange Commission of such blackout period.

Pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, every person who is directly or indirectly the beneficial owner of more than 10 percent of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, or who is a director or an officer of the issuer of such security, shall file the following statements with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange): (i) a statement of the amount of all equity securities of such issuer of which the filing person is the beneficial owner; and (ii) a statement indicating ownership by the filing person at the date of filing, any such changes in such ownership, and such purchases and sales of the security-based swap agreements as have occurred since the most recent filing under such paragraph. The statement in (i) above must be filed at the time of the registration of such security on a national securities exchange or by the effective date of a registration statement filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, and/or within 10 days after he or she becomes such beneficial owner, director, or officer. The statement in (ii) above must be filed if there has been a change in such ownership, or if such person purchased or sold a security-based swap agreement (as defined in Section 206(b) of the Gramm-Leach-Bliley Act) involving such equity security, before the end of the second business day following the day on which the subject transaction has been executed, or at such other time as the Commission shall establish, by rule, in any case in which the Commission determines that such 2-day period is not feasible (beginning by no later than 1 year after the date of enactment of the Sarbanes-Oxley Act of 2002, the statement for (ii) above must be filed electronically, the Commission must provide each such statement on a publicly accessible Internet site no later than the end of the business day following that filing, and the issuer (if the issuer maintains a corporate website) must provide that statement on that corporate website, not later than the end of the business day following that filing.

XII.         FAIR DEALING

You must deal fairly with one another and with the company’s customers, agents, vendors, and any other third parties dealing with the company.

(i)                                     You shall not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

(ii)                                  All company contracts and business must be awarded and accepted purely upon sound banking and business practices, must be accomplished at arm’s length, and be in the company’s best interest. You must not accept personal compensation in any form for placing or accepting company contracts or business.

(iii)                               Bribes, kickbacks, or other payments to circumvent procedures or to influence decisions are strictly forbidden, and shall be reported to the company’s executive management committee, and shall be grounds for disciplinary action, to include discharge.

XIII.        CONFIDENTIALITY

You have access to sensitive, private, personal, non-public, insider, proprietary, privileged and/or confidential information about the company, its customers and others. During your employment and/or affiliation with the company, you should only share such information with fellow employees, officers, directors and others on a “need-to-know” basis in connection with the business of the company, or as duly authorized by the company, or as may be required or authorized by law, or with the consent of the customer. You must not disclose any such information after you leave the company, except as compelled by law. You may never use such information for your own personal benefit or gain.

Examination reports of bank regulatory agencies (e.g. the Federal Deposit Insurance Corporation) are the property of those agencies and are strictly confidential. As such, you are prohibited from sharing those reports or any information contained therein to anyone outside the bank, except, however, that such reports and information may be shared with the bank’s agents (e.g. auditors, accountants and attorneys).

You must refer requests from outside the company for information regarding past, present or prospective employees, officers or directors, to the company’s human resources department for response. Within the company, information concerning employees, officers, directors or customers should be shared only with those who require the information to perform their duties. If you are a supervisor, you are responsible for safeguarding the confidentiality of information you have concerning those employees whom you supervise.

XIV.        COMPLIANCE WITH ALL LAWS

You shall at all times comply with all laws, rules and regulations applicable to the company, to include, without limitation, all applicable rules and regulations of the State of Hawaii Department of Commerce & Consumer Affairs’ Division of Financial Institutions, Federal Deposit Insurance Corporation, Federal Reserve Board, Securities and Exchange Commission and New York Stock Exchange.

If the company determines that you are engaged in illegal activities, you will be subject to immediate discharge and dismissal.

XV.                           COMPLIANCE WITH COMPANY POLICIES AND PROCEDURES

You shall at all times comply with all policies and procedures of the company. Exceptions from any such policies or procedures must be properly approved.

XVI.                       FINANCIAL REPORTING

The company’s financial statements and reports must fully, fairly, accurately, timely, and clearly present and state the financial condition of the company, and must be prepared in accordance with generally accepted accounting principles, and all applicable laws, rules and regulations. Accordingly, all employees, officers and directors involved in any way with the company’s financial statements and reports, to include, without limitation, the preparation, review and/or approval of such financial statements and reports, are responsible for ensuring such financial statements and reports are prepared properly. Material changes in the company’s financial conditions or its operations must be disclosed to the public in a timely manner, and/or as otherwise required by law. Questionable or improper accounting practices, or perceived or known deficiencies in the company’s internal accounting controls, must be reported and will be investigated in accordance with the company’s Complaint Policy.

XVII.      AUDITORS

You and all other persons acting under your supervision or direction must deal honestly, truthfully and forthrightly with all auditors. You must not do or cause to be done anything that in any way, improperly and/or fraudulently influences, coerces, manipulates, deceives or misleads any auditor, to include any independent/external auditor or any internal auditor. In addition, and without limiting the foregoing, you must not make statements or omit to make statements, in order to mislead or deceive an auditor. Questionable, deficient or improper auditing practices, or other auditing concerns, must be reported and will be investigated in accordance with the company’s Complaint Policy.

XVIII.     BANK EXAMINERS

The company may not make or grant any loan or gratuity to any examiner who examines or has the authority to examine the company. Any person who violates this law (Title 18 of the United State Code, entitled “Crimes and Criminal Procedure”) may be fined the amount of the loan or gratuity and such additional amount as allowed under Title 18 and/or imprisoned up to one (1) year.

XIX.        DEALINGS WITH AUTHORITIES

You must not give any preferential treatment or provide any preferred terms with respect to any accounts of the company that are held by politicians, government officials, regulators, examiners, or auditors, except and unless such preferred terms are available to all other customers who are similarly situated, but for their status as one of the foregoing.

You must fully cooperate with the company’s regulators, examiners and auditors, and with all other duly authorized government officials, and answer their questions completely and truthfully and withhold no adverse information. If you receive an inquiry from any of the foregoing and are uncertain as to who to notify or refer such inquiry to, you should consult your supervisor or the company’s General Counsel.

XX.                           MEDIA & CORPORATE COMMUNICATIONS

All advertising, marketing, press releases, public relations and other materials and documentation presented to the public shall comply with all applicable laws, rules and regulations and shall present information in a fair and honest manner.

Any participation in the community on behalf of the company via the media must be approved in advance by the company’s Chief Executive Officer or President or their authorized designee.

All public disclosures and communications with analysts regarding the company are subject to, and may only be made by the designated company spokespersons in accordance with, the company’s Corporate Communications Policy. The company’s Corporate Communications Policy provides guidelines regarding the public disclosure of material nonpublic company information and communications with analysts.

All disclosures of material nonpublic information relating to the bank’s holding company shall also be subject to Regulation FD. Pursuant to Regulation FD, if the bank’s holding company, or anyone acting on its behalf, discloses any material nonpublic information regarding the holding company or its securities, to: (i) a broker or dealer; (ii) investment adviser or an institutional investment manager (or a person associated with either of them); (iii) investment company or who would be an investment company but for section 3(c)(1) or section 3(c)(7) of the Investment Company Act of 1940 (or an affiliated person of either of them); or (iv) to a holder of the holding company’s securities under circumstances in which it is reasonably foreseeable that the person will purchase or sell the issuer’s securities on the basis of the information; then, in such event, the holding company must make public disclosure of that information by furnishing or filing a Form 8-K with the Securities and Exchange Commission disclosing that information, unless the holding company chooses to instead disseminate the information through another method of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public. If required to be publicly disclosed, the information must be disclosed simultaneously in the case of an intentional disclosure, or promptly, in the case of a non-intentional disclosure. Regulation FD does not apply to disclosures made: (i) to a person who owes a duty of trust or confidence to the issuer (such as an attorney, investment banker, or accountant); (ii) to a person who expressly agrees to maintain the disclosed information in confidence; (iii) to an entity whose primary business is the issuance of credit ratings; or (iv) in connection with a securities offering under the Securities Act (other than an offering of the type described in Rule 415(a)(1)(i)-(vi) of the Securities Act).

XXI.        AFFILIATE TRANSACTIONS

The Federal Reserve Act (“FRA”), specifically Sections 23A and 23B of the FRA, and as implemented by the Federal Reserve Board’s Regulation W, restricts transactions between the bank and any affiliate of the bank. All affiliate transactions must comply with Sections 23A and 23B of the FRA. Described below is a summary of the FRA standards.

A.                                   Bank Restrictions on Transactions with Affiliates (FRA Section 23A). Section 23A of the FRA prohibits, limits and/or restricts transactions between the bank (and any subsidiary of the bank) and its affiliates. For example, the bank can only make a loan or other extension of credit to an affiliate, or purchase or invest in securities issued by an affiliate, or purchase assets from an affiliate, or accept securities issued by an affiliate as collateral security for a loan or extension of credit to another, or issue a guarantee on behalf of an affiliate (all of the foregoing being referred to herein as “Transactions”), under the following conditions: (i) the aggregate amount of all Transactions with any affiliate does not exceed 10% of the capital stock and surplus of the bank; and (ii) the aggregate amount of all Transactions with all affiliates combined does not exceed 20% of the capital stock and surplus of the bank; and (iii) the bank may not purchase low-quality assets from an affiliate; and (iv) any loan, extension of credit to or guarantee of an affiliate must generally be secured by collateral having a market value of at least 130% of the amount of the loan, extension of credit or guarantee (low-quality assets and securities issued by an affiliate are not acceptable collateral; also, the 130% level must be maintained throughout the term of the loan).

B.                                     Additional Bank Restrictions on Transactions with Affiliates (FRA Section 23B). In addition, Section 23B of the FRA prohibits the bank (and any subsidiary of the bank) from entering into transactions with an affiliate on more favorable terms and conditions than would otherwise be made or offered to a nonaffiliate. Section 23B broadly applies to the following types of transactions: (i) all Transactions covered by Section 23A; and (ii) the sale of securities or assets to an affiliate; and (iii) the payment of money or furnishing of services to an affiliate; and (iv) any transaction in which the affiliate acts as an agent or broker or receives a fee for its services; and (v) any transaction with a third party if an affiliate has a financial interest in the third party or if an affiliate is a participant in such transaction or if any of the proceeds from such transaction are used for the benefit of or are transferred to such affiliate.

C.                                     Affiliates Defined. Unless excepted by regulation, affiliates would include: the bank’s holding company (the “holding company”); all wholly owned subsidiaries of the holding company; any other company or entity in which the holding company owns or controls or has the power to vote (directly or indirectly, or acting through or in concert with others), 25% or more of any class of voting stock or securities of that other company or entity; any other company or entity in which the holding company controls (directly or indirectly, or acting through or in concert with others), the election of a majority of the directors or trustees of that other company or entity; any subsidiary of the bank; any other company or entity in which a principal shareholder or director of the bank or holding company director owns or controls or has the power to vote (directly or indirectly, or acting through or in concert with others), 25% or more of any class of voting stock or securities of that other company or entity; any other company or entity in which a principal shareholder or director of the bank or holding company director controls (directly or indirectly, or acting through or in concert with others), the election of a majority of the directors or trustees of that other company or entity; any company or entity in which a majority of its directors or trustees are also a majority of the directors of the bank or the holding company;

or any company or entity which is sponsored and advised on a contractual basis by the bank or any subsidiary or affiliate of the bank.

D.                                    Service Agreements. Any and all services provided by the bank to any affiliate or by any affiliate to the bank, must be documented in a written form of agreement, and must be on terms and conditions no more favorable than would otherwise be made to a nonaffiliate. In no event should the bank pay more for services provided by an affiliate or charge less for services rendered to an affiliate, than the bank would otherwise pay or charge to a nonaffiliate for the same services.

XXII.                   INSIDER LENDING RESTRICTIONS (REGULATION O)

Regulation O limits and restricts loans and other extensions of credit by the bank to the bank’s, its holding company’s, or any subsidiaries of its holding company’s, executive officers, directors and principal shareholders and their “related interests” (“related interests” generally includes entities which are owned or controlled by a person). All Regulation O covered loans must comply with Regulation O. Described below is a summary of the Regulation O restrictions.

A.                                   Bank Insider Lending Restrictions. Regulation O prohibits the bank from making loans and other extensions of credit to an executive officer, director or principal shareholder of the bank, its holding company, or any subsidiary of its holding company, or to any entity in which such person has a “related interest”: (i) which are on preferential terms; or, (ii) which exceeds the higher of $25,000 or 5% of the bank’s unimpaired capital and unimpaired surplus, unless a majority of the entire bank board of directors has approved in advance the loan or extension of credit (the interested party must abstain from participating in the discussion and voting and cannot otherwise influence the vote); or (iii) which exceeds $500,000 in the aggregate, unless a majority of the board of directors has approved in advance the loan or extension of credit (the interested party must abstain from participating in the discussion and voting and cannot otherwise influence the vote); or (iv) which exceeds 15% of the bank’s unimpaired capital and unimpaired surplus for less than fully secured loans, and an additional 10% of the company’s unimpaired capital and unimpaired surplus for loans fully secured by readily marketable collateral having a market value, as determined by reliable and continuously available price quotations, at least equal to the amount of the loan.

B.                                     Additional Bank Lending Restrictions for Bank Executive Officers Only. In addition to the above lending restrictions, Regulation O prohibits the bank from making loans and other extensions of credit to the bank’s executive officers or any companies or entities in which such executive officers have “related interests”, except under the following conditions: (i) the loan is to finance the education of the executive officer’s children; or, (ii) the loan is to finance or refinance the purchase, construction, maintenance or improvement of the executive officer’s principal residence, and the loan will be secured by a first lien on the residence; or, (iii) the loan is secured by obligations fully guaranteed by the United States or by a segregated deposit account with the company; or (iv) a loan for any other purpose, provided, however, that the aggregate of all loans and other extensions of credit (made under this section (iv)) to that executive officer and those companies and entities in which that executive officer has “related interests” does not exceed the higher of 2.5% of the company’s unimpaired capital and unimpaired surplus or $25,000, but in no event more than $100,000. Any loan or extension of credit to any bank executive officer must be promptly reported to the Board, preceded by a submission of a detailed current financial statement of the executive officer, and subject to other conditions and requirements described in Regulation O.

C.                                     Related Interest Defined. “Related interests” includes: ownership or control or the power to vote (directly or indirectly, or acting through or in concert with others), 25% or more of any class of voting stock or securities of any other company or entity; control (directly or indirectly, or acting through or in concert with others), of the election of a majority of the directors or trustees of any other company or entity; power to exercise a controlling influence (directly or indirectly, or acting through or in concert with others) over the management or policies of any other company or entity; being an executive director or director or trustee of any other company or entity and owning or controlling or having the power to vote (directly or indirectly, or acting through or in concert with others), more than 10% of any class of voting stock or securities of that other company or entity; owing or controlling or having the power to vote (directly or indirectly, or acting through or in concert with others), more than 10% of any class of voting stock or securities of any other company or entity, and no other person or entity owning or controlling or having the power to vote a greater percentage of that same class of voting stock or securities.

D.                                    Correspondent Bank Loans Annual Report. The bank will require all executive officers and principal shareholders of the bank to report if they or any of their respective “related interests” have any outstanding extensions of credit from a correspondent bank of the company. The report shall be due to the bank’s Board of Directors on or before January 31 of each year and shall cover the preceding calendar year. The report shall contain such information as required by Section 215.22 of Regulation O and Section 349.3 of the FDIC Rules and Regulations.

XXIII.     INSIDER LENDING RESTRICTIONS (SARBANES-OXLEY ACT OF 2002)

Under the Sarbanes-Oxley Act of 2002 (the “SOX Act”), it is against the law for the bank’s holding company (the “holding company”), directly or indirectly, including through any subsidiary, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the holding company. An extension of credit maintained by the holding company on the date of enactment of the SOX Act is not subject to the foregoing prohibition, provided that there is no material modification to any term of any such extension of credit or any renewal of any such extension of credit on or after the date of enactment. The foregoing prohibition does not apply to the following extensions of credit: (i) home improvement and manufactured home loans (as such term is defined in Section 5 of the Home Owners’ Loan Act); (ii) consumer credit (as defined in Section 103 of the Truth in Lending Act); (iii) any extension of credit under an open end credit plan (as defined in Section 103 of the Truth in Lending Act); (iv) a charge card (as defined in Section 127(c)(4)(e) of the Truth in Lending Act; or (v) any extension of credit by a broker or dealer registered under Section

15 of the Securities and Exchange Act of 1934, to an employee of that broker or dealer to buy, trade, or carry securities, that is permitted under rules or regulations of the Board of Governors of the Federal Reserve System pursuant to Section 7 of said Act (other than an extension of credit that would be used to purchase the stock of that issuer), that is made or provided in the ordinary course of the consumer credit business of such issuer, of a type that is generally made available by such issuer to the public, and made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public for such extensions of credit. The foregoing prohibition also does not apply to any loan made or maintained by an insured depository institution (as defined in Section 3 of the Federal Deposit Insurance Act), if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

XXIV.     ANTI-TYING

You are prohibited from providing a bank product or service to a customer on the condition or requirement that the customer obtain some additional or other product or service from the bank, unless and except as may be permitted below and/or by law.

Federal law generally prohibits the bank from extending credit, leasing or selling property of any kind, or furnishing any service, or fixing or varying the consideration for any of the foregoing, on the condition or requirement: (i) that the customer obtain some additional credit, property, or service from the bank other than a loan, discount, deposit or trust service; (ii) that the customer obtain some additional credit, property, or service from the bank’s holding company or from any other subsidiary of the holding company; (iii) that the customer provide some additional credit, property, or service to the bank, other than those related to and usually provided in connection with a loan, discount, deposit or trust service; (iv) that the customer provide some additional credit, property, or service to the bank’s holding company or to any other subsidiary of the holding company; or (v) that the customer shall not obtain some other credit, property, or service from a competitor of the bank, the bank’s holding company or any other subsidiary of the holding company, other than a condition or requirement that such company shall reasonably impose in a credit transaction to assure the soundness of the credit.

XXV.      LEGAL ADVICE

You are prohibited from giving legal advice to customers and you must avoid making any statements that could be interpreted as giving legal advice. The company’s General Counsel is employed to render legal advice to the company and cannot provide legal advice to customers or others.

XXVI.              COMPANY ASSETS & PROPERTY

Company assets and property should be used only in connection with company business and your work or duties on behalf of the company, and not for any personal use or purpose. You are responsible for protecting and preserving the company’s assets and using them efficiently and for their intended purpose. The company shall not tolerate theft, carelessness, waste or improper use or destruction of company property or assets, and such improper actions shall result in disciplinary action, up to and including discharge, and may be subject to prosecution if in violation of civil and/or criminal law.

XXVII.   SUBSTANCE FREE WORKPLACE

The company is committed to maintaining a substance (e.g. alcohol and drug) free workplace. You are expected to report to work and/or your duties fit to do your job and/or fulfill your company obligations and responsibilities. It is strictly forbidden to engage in any activity relating to the manufacture, sale, distribution, dispensation, possession, solicitation, consumption or use of alcohol or illegal drugs in the workplace or on work time outside the workplace, or having any detectable level of alcohol or controlled substances in the body during work hours or while performing or engaged in any activity in connection with the company, except as permitted hereinbelow. Exceptions are allowed for prescribed or over-the-counter medications or drugs, for alcohol dispensed and consumed at any event in which you are in attendance on behalf of the company or in connection with company business or when attending a company-sponsored event, provided, however, that in no respect whatsoever shall this provision be interpreted to encourage or condone the consumption of alcohol or medications or drugs (legal or illegal), or to permit the excessive consumption of alcohol or medications or drugs (legal or illegal). Excessive consumption of alcohol or medications or drugs (legal or illegal) will not be tolerated, and may result in disciplinary action, up to and including, termination. If it is suspected or determined that alcohol or drug use is interfering with your work performance, or if you are found to be intoxicated or inebriated while in the performance of your job duties or responsibilities, you may be subject to disciplinary action up to and including discharge. In addition, the consequences of irresponsible alcohol or drug consumption (legal or illegal), could be severe and result in criminal and civil liability.

You will be permitted to possess legal over-the-counter and prescription medications and drugs on company premises or during working hours so long as the medications and drugs are kept in their original container and you have a current prescription for any prescription medication or drug. When you are using an over-the-counter or prescription medication or drug and that medication or drug impairs or may impair your productivity, coordination, attentiveness, responsiveness, attendance or otherwise adversely affects or may affect your job performance, you must report to your supervisor, the name of the drug and the effect the drug has or may have on you. The company reserves the right to investigate such medication or drug and to require a doctor’s certification for any prescription medication or drug that the use of the medication or drug will not impair your ability to perform your job properly and safely, and to modify your job duties and responsibilities as the company deems necessary..

XXVIII.                                                      REPORTING VIOLATIONS

Unless required otherwise in this Code, any violation or suspected violation of this Code must be reported and will be investigated in accordance with the company’s Complaint Policy; subject, however, to a person’s right to report any actual or suspected violation of law, rule or regulation directly to a governmental or regulatory agency or other party. You are encouraged to seek the advice of the company’s General Counsel regarding questions about this Code. Any violation of this Code, to include without limitation, violation of any law, rule or regulation, may result in disciplinary action, to include, discharge of the violator, and could, in some cases, also result in civil and criminal liability, to include the payment of fines and penalties, and incarceration. You are required to cooperate with any internal or external investigation.

There shall be no retaliation whatsoever against any employee, officer, director, agent, vendor or other party, who in good faith, reports an actual or suspected violation of this Code, to include without limitation, violation of any law, rule or regulation. The company (to include its officers, directors, employees, vendors, and agents) shall not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against any employee, officer or director in the terms or conditions of their employment or engagement because of any lawful act done by such person to provide information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which such person reasonably believes constitutes a violation of any law, rule or regulation. Any employee, officer or director who engages in any such prohibited retaliation shall be subject to appropriate disciplinary action, to include, discharge, and could, in some cases, also result in civil liability and incarceration.

XXIX.     INTERPRETATIONS / WAIVERS / EXCEPTIONS

Any interpretation of this Code or of any provision in this Code shall be made by the company’s executive management committee or its designee. Any waiver of or exception to the standards set forth in this Code requires the approval of the company’s board of directors or by its designated board committee, and if such waiver or exception is for the benefit of a director or executive officer, it must be promptly disclosed to the company’s shareholders. Further, no waiver or exception will be granted when doing so would contravene any law, rule or regulation. Notwithstanding anything set forth in this Code which may be read or interpreted to the contrary, in addition to determining waivers and exceptions of the Code with respect to directors and executive officers, the company’s board of directors further reserves the right to determine any other matters and resolve and address any other issues involving any director’s activities or conduct as it pertains to this Code.

XXX.      RECORDKEEPING

Records of all waivers and exceptions granted under this Code, and of all reported actual or suspected violations of this Code and of the related investigation, shall be maintained for a three (3) year period.

XXXI.     SEVERABILITY

This Code is intended to comply with all laws, rules and regulations. If, however, for any reason, any provision of this Code is deemed to be unlawful or unenforceable, the remainder of this Code shall not be affected and shall remain in full force and effect.

XXXII.   AT-WILL EMPLOYMENT STATUS UNCHANGED

Nothing in this Code is intended to, nor shall it, modify or change in any way, an employee’s employment status with the company as an at-will employee. As an at-will employee, the company may terminate an employee’s employment at any time, with or without cause and with or without notice. This Code shall not constitute nor be deemed to constitute a contract of employment.

XXXIII.                                                      MODIFICATION OF THIS CODE

Any modifications or amendments of this Code must be approved by the company’s board of directors.

XXXIV.                  OTHER RELATED POLICIES AND CODES

Various departments and divisions of the company and/or bank may adopt additional policies and codes relating to ethical behavior, conflicts of interests and other matters which are more specifically applicable to their department’s and division’s activities and operations. This Code does not attempt to cover all of those other policies and/or codes. Such additional policies and codes shall be considered a part of and incorporated within this Code, provided, however, that such policies and codes shall not be more lenient than the provisions of this Code, and provided, further, that any provisions of such policies and codes which are more restrictive than this Code shall be enforceable.

ACKNOWLEDGEMENT

INSTRUCTIONS:  (1) REVIEW THE CENTRAL PACIFIC FINANCIAL CORP. CODE OF CONDUCT & ETHICS; (2) COMPLETE THIS ACKNOWLEDGEMENT; (3) TURN IN YOUR COMPLETED/SIGNED ACKNOWLEDGEMENT TO CENTRAL PACIFIC BANK’S HUMAN RESOURCES DEPARTMENT BY NO LATER THAN THE DEADLINE.

Print Your Name:

Print Date:

I hereby acknowledge that I have reviewed the Central Pacific Financial Corp. Code of Conduct & Ethics (the “Code”).

I understand that the Code applies to me and that I am required to comply with the Code.

I understand that if I fail to comply with the Code, I could be subject to discipline, to include without limitation, demotion or dismissal.

Sign your name on the line above.